EXHIBIT 10.1

NATIONAL PRESTO INDUSTRIES, INC.
INCENTIVE COMPENSATION PLAN

SECTION 1.
PURPOSE AND DURATION

1.1           Purpose. The purpose of the National Presto Industries, Inc. Incentive Compensation Plan (the “Plan”) is to attract and retain qualified employees of National Presto Industries, Inc. (the “Company”) and its Subsidiaries. By encouraging employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees to achieve long-term Company goals and to more closely align the interests of such persons with those of the Company’s stockholders.

1.2           Duration of the Plan.  The Plan shall become effective as of May 18, 2010, subject to the approval of the stockholders of the Company at the Annual Meeting on May 18, 2010 (the “Effective Date”).   The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6 hereof, until the date all Shares subject to the Plan shall have been issued or acquired and the Restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan’s provisions.

SECTION 2.
DEFINITIONS

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1            “Award” or “Restricted Stock Award” means an award of Restricted Stock granted to an Eligible Person under this Plan.

2.2           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and a Grantee.

2.3            “Board” means the Board of Directors of the Company.

2.4            “Change in Control” means the occurrence of any one or more of the following:

(a)   An acquisition of outstanding or newly issued Company securities that results in any Person with Beneficial Ownership (as each are defined within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% (other than any Person who, as of the date hereof, already has Beneficial Ownership of at least 20%) of either (x) the then outstanding shares of the Company’s Common Stock (the “Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b)           A change in the composition of the Board in connection with a tender or exchange offer, a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Corporate Transaction”) or a direct purchase of securities from the Company such that (i) the individuals who, as of the date hereof, constitute the members of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, or (ii) a majority of the individuals who, as of the date hereof, constitute the Incumbent Board resign or are removed from the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

(c)           The approval by the stockholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation);  excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50% of the Outstanding Company Common Stock, or more than 50% of the Outstanding Company Voting Securities of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will Beneficially Own, directly or indirectly, 20% or more of, respectively, the Outstanding Company Common Stock or Outstanding Company Voting Securities resulting from such Corporate Transaction except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction;  or

(d)           The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Despite all of the foregoing, no Change in Control is deemed to have occurred with respect to a Grantee if a Grantee is part of a purchasing group which consummates the Change in Control transaction.  A Grantee is deemed “part of a purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant in the purchasing company or group except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company or (ii) ownership of an equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Incumbent Board.

2.5           “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time, and applicable regulations and rulings thereunder.

2.6           “Committee” has the meaning set forth in Section 3.1.

2.7           “Common Stock” means common stock, par value $1.00 per share, of the Company.

2.8           “Company” has the meaning set forth in Section 1.1.

2.9           “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.10           “Disability” means the disability of the Grantee such as would entitle the Grantee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Grantee or, if no such plan exists or is applicable to the Grantee, the permanent and total disability of the Grantee in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.11           “Effective Date” has the meaning set forth in Section 1.1.

2.12           “Eligible Person” means any employee of an Employer.

2.13           “Employer” means the Company or any Subsidiary.

2.14           “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successor thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

2.15            “Fair Market Value” means, as of any applicable date, the last sale price for one Share on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board.

2.16           “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.17           “Grantee” means an Eligible Person who has been granted an Award.

2.18           “Including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.19           “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.20           “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect the amount of the Award the Grantee is entitled to receive or retain, and to the extent the Committee intends an Award to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.21           “Performance Measure” has the meaning set forth in Section 4.4(a).

2.22            “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.23           “Restricted Stock” means any Share issued under the Plan that is subject to Restrictions.

2.24           “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.25           “Retirement” means the Termination of Service at or after age 65.

2.26           “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.27           “Share” means a share of the Common Stock of the Company.

2.28           “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company.

2.29           “Termination of Service” occurs on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee.

2.30           “Year” means a calendar year.

SECTION 3.
ADMINISTRATION

3.1           Committee.  The Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”).  The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. Subject to Section 4.4(c), the Committee may delegate to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2           Powers of the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority and sole discretion as follows:

(a)           to determine when, to whom and in what amounts Awards should be granted;

(b)           to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including without limitation conditions intended to comply with Code Sections 409A and 162(m)), the number of Shares to be awarded, any purchase price to be paid by the Grantee, any  Restriction, the length of the restricted period, any schedule for or performance conditions relating to the earning of the Award or the lapse of forfeiture restrictions, restrictive covenants, restrictions on transferability, any performance period, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time;

(c)           to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d)           except as provided in Sections 5.8(b) and 5.9, to determine whether, to what extent and under what circumstances an Award may be accelerated, vested, canceled, forfeited or surrendered, or any terms of the Award may be waived;

(e)           to interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan;

(f)           to establish, amend, suspend or waive rules and regulations for the proper administration of the Plan;

(g)           to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(g) and 6.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(h)           to impose such additional terms and conditions upon the grant or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate;

(i)           to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(j)           to take any other action with respect to any matters relating to the Plan and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.3           Decisions Binding.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

SECTION 4.
SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS; CODE SECTION 162(M)

4.1           Number of Shares Available for Grants.

(a)           Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed 50,000 Shares.  If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

(b)           The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan.  Shares delivered pursuant to the Plan shall be treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2           Adjustments in Authorized Shares and Awards.

(a)           In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the number of Shares with respect to which Awards may be granted to a Grantee, and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3           Compliance With Code Section 162(m).

(a)           Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply (it being understood that compliance with 162(m) is not mandated under the Plan with respect to Awards).   In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to Sections 4.3 and 4.4, make any adjustments to such Awards as it deems appropriate.

(b)           Eligible Persons.  The Committee shall designate the Eligible Persons (each of whom shall be Covered Employees) to be granted an Award intended to comply with Performance-Based Exception within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein); provided that for a hiring or promotion after such period, the designation shall not be later than the elapse of 25% of the remainder of such Year after such hiring or promotion.

(c)           Time Frame Required to Establish Performance Measures.  The Committee shall set the objective-based Performance Measures (as set forth in Section 4.4 below) in writing within the time period prescribed by Section 162(m) of the Code (i.e., within the first ninety (90) days of each Year subject to any exception stated therein).

(d)           Committee Certification and Determination of Amount of Award. The Committee shall determine and certify in writing (resolutions or minutes are acceptable) the degree of attainment of Performance Measures for any Award intended to comply with Performance-Based Exception as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year.  The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Award below the maximum Award. The determination of the Committee to reduce (or not pay) an individual’s Award for a Year shall not affect the maximum Award payable to any other individual.

(e)           162(m) Award Limitations.  The aggregate number of Shares subject to Restricted Stock Awards granted under this Plan to any single Grantee shall not exceed 2500 Shares during any calendar year.  The foregoing limitation shall be subject to adjustment under Section 4.2(a), but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

4.4           Performance Based Exception Under Section 162(m).

(a)           Performance Measures.  Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

   i.            Earnings before interest, tax, depreciation or amortization (“EBITDA”) (actual and adjusted and either in the aggregate or on a per-Share basis);

  ii.            Earnings (either in the aggregate or on a per-Share basis);

 iii.            Net income or loss (either in the aggregate or on a per-Share basis);

 iv.           Operating profit;

  v.           Growth or rate of growth in cash flow;

 vi.           Cash flow provided by operations (either in the aggregate or on a per-Share basis);

vii.           Free cash flow (either in the aggregate on a per-Share basis);

viii.          Gross revenues;

  ix.           Reductions in expense levels, operating and maintenance cost management and employee productivity;

  x.            Stockholder returns and return measures (including return on assets, investments, equity, or gross sales);

  xi.           Growth or rate of growth in return measures;

 xii.           Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

xiii.           Net economic value and/or economic value added;

xiv.           Aggregate product unit and pricing targets;

xv.           Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

xvi.           Achievement of business or operational goals such as market share and/or business development;

xvii.          Results of customer satisfaction surveys; and/or

xviii.         Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b)           Flexibility in Setting Performance Measures.  The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result.  Performance Measures may differ for Awards to different Grantees.  The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c)           Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).  The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception.  All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d)           Changes to Performance Measures.  In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

SECTION 5.
RESTRICTED STOCK AWARDS

5.1           Grant of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

5.2           Award Agreement.  Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any  Restricted Stock Award as it deems appropriate, including time-based Restrictions, performance –based Restrictions, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

5.3           Consideration for Award. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

5.4           Vesting.  Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement.  For purposes of calculating the number of Shares of Restricted Stock that become vested, Share amounts shall be rounded to the nearest whole Share amount.

5.5           Effect of Forfeiture.  If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock and (b) the Fair Market Value of a Share on the date of such forfeiture.  The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical.  Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

5.6           Escrow; Legends.  The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan.  If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

5.7           Payment of Withholding Taxes.  The Company has the right to withhold amounts from Awards to satisfy federal, state, local or foreign tax withholding requirements as it deems appropriate.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or other wages or by requiring the Grantee to promptly remit the amount of withholding to the Company prior to the delivery of the Shares with respect to the Award, or  the Company may in its discretion withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements.

5.8           Rights Upon Termination of Service.

(a)           General.  Except to the extent that the Committee provides otherwise in an Award Agreement, in the event the Grantee’s Termination of Service is due to any reason other than death, Disability or Retirement, all unvested Restricted Stock Awards then held by the Grantee shall be cancelled and forfeited to the Company.

(b)           Termination of Service Due to Death, Disability or Retirement.   In the event the Grantee’s Termination of Service is due to death, Disability or Retirement, all unvested Restricted Stock Awards then held by the Grantee that are not subject to performance-based vesting conditions will become fully vested. If the unvested Restricted Stock Awards then held by the Grantee are subject to performance-based vesting conditions, the vesting of such  Restricted Stock Awards shall occur only when and to the extent the applicable Performance Goals are satisfied.

5.9           Change in Control.  In the event of a Change in Control, all unvested Restricted Stock Awards will become immediately fully vested and non-forfeitable and any Performance Goals applicable to the Restricted Stock Awards will be deemed to have been satisfied to the maximum degree specified in the Award.

5.10           Nontransferability of Awards. No right or interest of any Grantee in a Restricted Stock Award prior to vesting may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution. Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.11           Beneficiary Designation. Each Grantee under the Plan may, from time to time, name a beneficiary to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If no beneficiary has been designated or if a beneficiary designated by the Grantee fails to survive the Grantee, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

5.12           Stockholder Rights in Restricted Stock.  Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement.  At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock.  Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued.

SECTION 6.
AMENDMENTS AND TERMINATION

6.1           Amendment and Termination.  Subject to Section 6.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted.

6.2           Previously Granted Awards.  Except as otherwise specifically provided in the Plan or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

SECTION 7.
GENERAL PROVISIONS

7.1           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin other than its law respecting choice of laws and applicable federal law.

7.2           Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

7.3           Securities Law Compliance.  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable.  All evidence of Share ownership delivered pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law.  If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

7.4           Section 409A.  To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan.  The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

7.5           No Right to Continued Employment or Awards.  No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.  The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary.  Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

7.6           Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.  The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

7.7           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

7.8           Plan Document Controls.  This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control unless otherwise expressly stated in the Award Agreement.